EXHIBIT 10.14

VERSATA, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December 20, 2004, by and between VENTURE BANKING GROUP, a division of Greater Bay Bank N.A. (“Bank”) and VERSATA, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1 Definitions.

As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a loan advance under the Committed Revolving Line.

“Affiliate” means, with respect to any Person, any Person that controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal or review, or those incurred before, during and after an Insolvency Proceeding), whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including without limitation: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code as in effect from time to time.

“Collateral” means the property described on Exhibit A attached hereto.

“Committed Revolving Line” means credit extensions of up to One Million Dollars ($1,000,000) in principal amount at any time outstanding.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations with respect to the obligations described in foregoing clauses (a)-(c).

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of the following:

(a) Copyrights, Trademarks, and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights now or hereafter existing, created, acquired or held by Borrower;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower pursuant to this agreement, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

“Mask Works” means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the validity or priority (subject to permitted liens) of Bank’s security interests in the Collateral taken as a whole.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other loan document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an

Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” means the first (1st) calendar day of each month, commencing on the first such date after the Closing Date.

“Permitted Distributions” means:

(a) purchases of capital stock in satisfaction of the put options granted pursuant to the settlement agreement entered into by Borrower in February 2004 in connection with the securities calls action suit against Borrower filed in the U.S. District Court for the Northern District of California;

(b) purchases of capital stock from former employees, consultants and directors pursuant to stock repurchase agreements or other similar agreements;

(c) distributions or dividends consisting solely of Borrower’s capital stock;

(d) purchases for value of any rights distributed in connection with any stockholder rights plan; and

(e) other distributions, dividends, redemptions, retirements or purchases of Borrower’s capital stock in an aggregate amount not exceeding $250,000.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $250,000 in the aggregate at any given time;

(d) Subordinated Debt;

(e) Indebtedness of any Subsidiary of Borrower payable to Borrower or another Subsidiary or Indebtedness of Borrower payable to any Subsidiary of Borrower;

(f) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(g) Indebtedness in an aggregate amount of up to $500,000 at any time outstanding;

(h) guaranties by Borrower or any Subsidiary of Borrower of Indebtedness constituting Permitted Indebtedness; and

(i) any refinancing, renewal and extension (including successive refinancings, renewals and extensions) of any of the Indebtedness in the foregoing clause (b) so long as the principal amount of the Indebtedness incurred does not exceed the principal amount of the Indebtedness being refinanced, renewed or extended, plus an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related thereto.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower’s Books in accordance with GAAP, provided the same have no priority over any of Bank’s security interests;

(c) Liens (i) upon or in any Equipment (including any accession, addition or improvement thereto, any replacement thereof and the proceeds thereof) which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon and any accession or addition thereto or replacement thereof, and the proceeds of such equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) licenses or sublicenses granted in the ordinary course of Borrower’s or any of its Subsidiary’s business and any interest or title of a licensor or under any license or sublicense;

(f) leases or subleases granted in the ordinary course of Borrower or any of its Subsidiary’s business;

(g) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower and its Subsidiaries, as applicable;

(h) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations incurred in the ordinary course of business;

(j) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary course of business of Borrower or any of its Subsidiaries, as applicable;

(k) Liens of depository institutions or institutions holding securities accounts (including rights of set-off) on accounts with such institutions;

(1) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) Liens on insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums;

(n) Liens securing judgments not constituting an Event of Default under Section 8.7;

(o) Liens securing Subordinated Debt;

(p) Liens existing on property at the time acquired by Borrower or any Subsidiary in a transaction permitted by Section 7.3; provided that, such Liens do not extend to other property of Borrower or any Subsidiary and that such Liens were not created in anticipation of or in connection with the transactions pursuant to which the property was acquired by Borrower or any Subsidiary; and

(q) Liens not otherwise permitted so long as the amount secured by all such Liens does not exceed $500,000 at any time and other Liens that would not have a Material Adverse Effect.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently published in the Western edition of The Wall Street Journal as the “prime rate,” whether or not such rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the President, and the Chief Financial Officer of Borrower.

“Revolving Maturity Date” means the date immediately preceding the first anniversary of the Closing Date.

“Schedule” means the schedule of exceptions attached hereto, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means with respect to any Person, any corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

1.2 Accounting and Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. The terms “including” / “includes” shall always be read as meaning “including (or includes) without limitation,” when used herein or in any other Loan Document.

2.	LOAN AND TERMS OF PAYMENT

2.1 Credit Extensions.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

2.1.1 Revolving Advances

(a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount at any time outstanding not to exceed the Committed Revolving Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

(b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower’s deposit account. Borrower shall deliver to Bank a promissory note in substantially the form of Exhibit C-1.

(c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 and any other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

2.2 Reserved.

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rates. Except as set forth in Section 2.3(b), any Advances shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one-half of one percent (0.50%).

(b) Default Rate. All Obligations shall bear interest, while an Event of Default exists, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, provided that Bank shall first debit Borrower’s account entitled “Versata Inc., General”, and to the extent sufficient funds are not available in such account, debit and other account of Borrower for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank under the Loan Documents. Bank will notify Borrower of all debits which Bank has made against Borrower’s accounts. Any such debits against Borrower’s accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes imposed on the income of Bank), to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4 Crediting Payments.

Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. Upon the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower’s deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5 Fees.

Borrower shall pay to Bank the following:

(a) Facility Fees. A Facility Fee equal to $ 10,000, which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

(b) Financial Examination and Appraisal Fees. Upon default, Bank’s customary fees and out-of-pocket expenses for Bank’s audits of Borrower’s Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; and

(c) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys’ fees (not to exceed $5,000 without Borrower’s approval) and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they become due.

2.6 Additional Costs.

In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) in each case that is issued, made, or becomes effective after the date of this Agreement:

(a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank;

(b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

(c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Advances, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.7 Term.

Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension.

The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) a promissory note evidencing the amounts owing under Sections 2.1.1 hereof;

(c) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

(d) financing statements (Forms UCC-1);

(e) insurance certificate;

(f) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

(g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions.

The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and of such earlier date), and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case subject to Permitted Liens. Borrower acknowledges that Bank may place a “hold” on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2 Delivery of Additional Documentation Required.

Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Notwithstanding the foregoing, Borrower shall not be required to disclose or permit the inspection or making copies of any information or other matter (i) in respect of which disclosure to Bank (or its representative) is then prohibited by law or an agreement binding on Borrower or any of its Subsidiaries or (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product that Borrower reasonably determines pursuant to applicable law.

4.3 Right to Inspect.

Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Qualification.

Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

5.2 Due Authorization: No Conflict.

The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized by Borrower, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

5.3 No Prior Encumbrances.

Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

5.4 Bona Fide Accounts.

The Accounts are bona fide existing obligations. The service or property giving rise to such Accounts has been performed or delivered to the account debtor or to the account debtor’s agent for immediate shipment to and unconditional acceptance by the account debtor.

5.5 Intellectual Property.

Borrower owns or has the right to use the Intellectual Property. Each of the Patents is valid and enforceable, and no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.

5.6 Name; Location of Chief Executive Office.

Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. As of the date hereof, the chief executive office of Borrower is located at the address indicated in Section 10 hereof. As of the date hereof, all Borrower’s Equipment is located only at the location set forth in Section 10 hereof and the locations set forth on the schedule.

5.7 Litigation.

Except as set forth in the Schedule, there are no actions or proceedings pending or, to Borrower’s knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.

5.8 No Material Adverse Change in Financial Statements.

All consolidated financial statements of Borrower and its Subsidiaries that have been delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated financial position as of the date thereof and Borrower’s consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

5.9 Solvency.

The fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.10 Regulatory Compliance.

Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

5.11 Environmental Condition.

None of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance in all material respects with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

5.12 Taxes.

Borrower and each Subsidiary has filed or caused to be filed all material tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all material taxes reflected therein except to the extent such taxes are being contested in good faith by appropriate proceedings and adequate reserves therefore are maintained on the books of Borrower and its subsidiaries in accordance with GAAP.

5.13 Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.14 Government Consents.

Borrower and each Subsidiary has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.

5.15 Investment Accounts. Except as disclosed in the Schedule, none of Borrower’s nor any Subsidiary’s property is maintained or invested with a Person other than Bank.

5.16 Full Disclosure.

No representation, warranty or other statement made by Borrower through any of its Responsible Officers in any certificate or written statement furnished to Bank, when taken together with Borrower’s filings with the Securities and Exchange Commission, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. Any projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Bank that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

6.	AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1 Good Standing.

Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower’s business, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance.

Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3 Financial Statements, Reports, Certificates.

Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such period, in a form and certified by an Officer of Borrower reasonably acceptable to Bank; and (b) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q filed with the Securities and Exchange Commission.

Within thirty (30) days after the last day of each fiscal quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

6.4 Taxes.

Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that, in each case, Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

6.5 Insurance.

(a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. At Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. Upon the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

6.6 Principal Depository.

Borrower shall maintain its principal depository, operating and investment accounts with Bank.

6.7 Minimum Cash Balances.

Borrower shall maintain at all times in one or more accounts with Bank a balance of unrestricted cash in an amount of at least Four Million Dollars ($4,000,000).

6.8 Further Assurances.

At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

7.1 Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) of worn-out or obsolete Equipment which was not financed by Bank (iv) Transfers associated with the making or disposition of a Permitted Investment; (v) dispositions of cash in a manner not prohibited by this Agreement, (vi) any Transfer by any Subsidiary of Borrower or any other Subsidiary of Borrower, and (vii) Transfers not otherwise permitted by this Section 7.1 so long as the aggregate book value of the assets so transferred shall not exceed $250,000 in the aggregate.

7.2 Changes in Business, Ownership, Management or Business Locations.

Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation.

7.3 Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (other than a Subsidiary of Borrower); provided that (i) any Subsidiary may merge or consolidate with or into another Subsidiary of Borrower, (ii) Borrower and its Subsidiaries may make Permitted Investments and (iii) Borrower or its Subsidiaries may acquire all or a portion of the capital stock or property of another Person, whether by merger, purchase or otherwise, so long as the aggregate consideration paid in cash by Borrower or any Subsidiary in connection with such transaction(s) does not exceed $500,000 in the aggregate.

7.4 Indebtedness.

Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5 Encumbrances.

Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

7.6 Distributions.

Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock other than Permitted Distributions.

7.7 Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person and (ii) transactions between or among Borrower and any of its subsidiaries.

7.8 Subordinated Debt.

Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent if the effect of such amendment is to materially increase the obligations of the obligor thereunder.

7.9 Equipment.

Store the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Equipment. Without 30 days prior written notice to Bank, store or maintain any Equipment at a location other than the location set forth in Section 10 of this Agreement.

7.10 Compliance.

Become an “investment company” or a company controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

8.	EVENTS OF DEFAULT

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1 Payment Default.

If Borrower fails to pay, when due, any of the Obligations;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

8.3 Material Adverse Change.

If there (i) occurs a material impairment of the prospect of repayment of any portion of the Obligations or (ii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.

8.4 Attachment.

If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien (other than Permitted Liens) or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment in excess of $500,000 is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5 Insolvency.

If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6 Other Agreements.

If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000).

8.7 Subordinated Debt.

If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.8 Judgments.

If a judgment or judgments (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.9 Misrepresentations.

If any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower’s behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document shall be false or misleading in any material respect when made or deemed made.

9.	BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Bank deems appropriate;

(h) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

(i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2 Power of Attorney.

Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law, provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3 Accounts Collection.

Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and, if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in

Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral.

So long as Bank complies with reasonable banking practices and the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6 Remedies Cumulative.

Bank’s rights and remedies under this Agreement and the Loan Documents shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7 Demand; Protest.

Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.	NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	VERSATA, INC. 300 Lakeside Drive Suite 1300 Oakland, CA 94612 Attn: General Counsel FAX: (510) 238-4111

If to Bank:	Venture Banking Group, a division of Greater Bay Bank N.A. Three Palo Alto Square, Suite 150 Palo Alto, CA 94306 Attn: Tod Racine FAX: (650) 843-6969

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.	CHOICE OF LAW AND VENUE

The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns.

This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2 Indemnification.

Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents except for obligations, demands, claims and liabilities caused by Bank’s gross negligence or willful misconduct; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses and related Bank expenses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence.

Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4 Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5 Amendments in Writing, Integration.

This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

12.6 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7 Survival.

All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8 Confidentiality. Bank shall hold all non-public information regarding Borrower and its business obtained by Bank pursuant to the requirements of the Loan Documents in accordance with Bank’s customary procedures for handling confidential information of a like nature, it being understood and agreed by Borrower that Bank may make (a) disclosures of such information on a need to know basis to its agents and advisors, (b) disclosure of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated transfer, assignment, transfer or participation by Bank of any Advances; provided that prior to such disclosure, such assignee, transferee or participant agrees to be bound by the provisions of this Section 12.8; and (c) disclosures required by any governmental agency or representative thereof or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law or court order, Bank shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with the examination of the financial condition of Bank or other routine examination of Bank by such governmental agency) for disclosure of any such non-public information prior to the disclosure of such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of ihe date first above written.

VERSATA, INC.

By:	/s/ WILLIAM FREDERICK
Title:	CFO

VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

By:	/s/ Illegible
Title:	SVP

DEBTOR:	VERSATA, INC.

SECURED PARTY:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or non-cash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code- Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include (i) any Copyrights, Patents, Trademarks, maskworks, trade secrets, intellectual property rights in computer software or computer software products, and design rights, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”); (ii) any equipment acquired or accessions, additions or improvements thereto, any replacement thereof or proceeds thereof pursuant to Permitted Lien and (iii) any of the outstanding capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: Venture Banking Group, a division of Greater Bay Bank N.A.	DATE:

FAX #: (650) 843-6969	TIME:

FROM:	VERSATA, INC.
CLIENT NAME (BORROWER)

REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUEST DOLLAR AMOUNT
$
PRINCIPAL INCREASE (ADVANCE)	$
PRINCIPAL PAYMENT (ONLY)	$
INTEREST PAYMENT (ONLY)	$
PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

_______________________________________

Authorized Signature (Bank)

EXHIBIT C-1

REVOLVING PROMISSORY NOTE

$1,000,000	Palo Alto, California Date: December 20, 2004

VERSATA, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of December 20,2004, by and between Borrower and Bank (the “Loan Agreement”), (i) the principal amount of $1,000,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

Upon the occurrence of a default hereunder or an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

VERSATA, INC.

By:

Print Name:

Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

FROM: VERSATA, INC.

The undersigned authorized officer of VERSATA, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                  with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (except to the extent any such representation or warranty specifically relates to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP), subject to the absence of footnotes and normal year-end adjustments in the case of interim financial statements, and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Quarterly financial statements	Quarterly within 30 days		Yes	No
10-Q and l0-K	Within 5 days after filing with SEC		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain at all times (unless otherwise noted):
Minimum Cash Balances at Bank	$4,000,000	$	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE

Compliance Status Yes No
DATE

REVOLVING PROMISSORY NOTE

$1,000,000	Palo Alto, California
Date: December 20, 2004

VERSATA, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of December 20, 2004, by and between Borrower and Bank (the “Loan Agreement”), (i) the principal amount of $1,000,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

Upon the occurrence of a default hereunder or an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and ail statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

VERSATA, INC.

By:	/s/ WILLIAM FREDERICK

Print Name:	William Frederick
Title:	CFO

DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower: VERSATA, INC.	Bank:	Venture Banking Group, a division of Greater Bay Bank N.A.

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $1,000,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Working capital and general corporate purposes.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank’s conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

Revolving Line
Amount paid to Borrower directly:	$	________
Undisbursed Funds	$	________
Principal	$	________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:		$________
$10,000	Loan Fee
$TBD	Accounts Receivables Audit
Other Charges Paid in Cash:		$________
$TBD	UCC Search Fees
$TBD	UCC Filing Fees
$TBD	Patent Filing Fees
$TBD	Trademark Filing Fees
$TBD	Copyright Filing Fees
$TBD	Outside Counsel Fees and Expenses (Estimate)
Total Charges Paid in Cash		$________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower’s account numbered oper. acct the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF DECEMBER 20, 2004.

BORROWER:

VERSATA, INC.

/S/ WILLIAM FREDERICK
Authorized Officer

AGREEMENT TO PROVIDE INSURANCE

Grantor: VERSATA, INC.	Bank:	Venture Banking Group, a division of Greater Bay Bank N.A.

INSURANCE REQUIREMENTS. VERSATA, INC. (“Grantor”) understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the “Collateral”):

Collateral:	All Inventory, Equipment and Fixtures.
Type:	All risks, including fire, theft and liability.
Amount:	Full insurable value.
Basis:	Replacement value.
Endorsements:	Loss payable clause to Bank with stipulation that coverage will not be canceled or diminished without a minimum of twenty (20) days’ prior written notice to Bank.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of December 20, 2004, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor’s expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR’S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 20, 2004.

GRANTOR:

VERSATA, INC.

/s/ WILLIAM FREDERICK
Authorized Officer

FOR BANK USE ONLY
INSURANCE VERIFICATION
DATE: ________________________________________ PHONE: ___________________________________
AGENT’S NAME: ________________________________________________________________________________________
INSURANCE COMPANY: __________________________________________________________________________________
POLICY NUMBER: ________________________________________________________________________________________
EFFECTIVE DATES: ______________________________________________________________________________________
COMMENTS: ____________________________________________________________________________________________

CORPORATE RESOLUTIONS TO BORROW

Borrower:         VERSATA, INC.

I, the undersigned Secretary or Assistant Secretary of VERSATA, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES
William Frederick	CFO	/s/ WILLIAM FREDERICK

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of December 20, 2004 (the “Loan Agreement”).

Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Bank’s forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Agreement.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank’s issuance of letters of credit and foreign exchange contracts.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on December 20, 2004 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X	/s/ WILLIAM FREDERICK

DEBTOR:	VERSATA, INC.

SECURED PARTY:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO UCC NATIONAL FORM FINANCING STATEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or non-cash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include (i) any Copyrights, Patents, Trademarks, Maskworks, trade secrets, intellectual property rights in computer software or computer software products, and design rights, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”), (ii) any equipment acquired or accessions, additions or improvements thereto, any replacement thereof or proceeds thereof pursuant to Permitted Lien and (iii) any of the outstanding capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote, Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Versata, Inc. 300 Lakeside Drive, Suite 1300, Oakland, CA 94612-3537 ph 510.628.1000 fx 510.238.4101

VERSATA, INC.

DISCLOSURE LETTER

To:	The Lender under that certain Loan and Security Agreement, entered into as of December 20, 2004, by and between Versata, Inc., a Delaware corporation (the “Company”), and Venture Banking Group, division of Greater Bay Bank N.A., as lender (the “Loan Agreement”).

This Disclosure Letter is delivered pursuant to the Loan Agreement. The disclosures set forth in this Disclosure Letter represent exceptions, qualifications and other disclosures pursuant to the Loan Agreement. Capitalized terms used herein and defined in the Loan Agreement shall have the meanings ascribed in the Loan Agreement, unless the context otherwise requires.

IN WITNESS WHEREOF, the undersigned has executed this Disclosure Letter as of this 20th day of December, 2004.

VERSATA, INC.

By:	/s/ WILLIAM FREDERICK
Name:	William Frederick
Title:	CFO

VERSATA, INC	Section 1.1

Loan and Security Agreement

Permitted Indebtedness @ November 30, 2004

Lessor	Amount
Dell Financial	$4,951
Dell Financial	23,724
VAResources	82,643
Dell Financial	8,110

TOTALS	$119,428

VERSATA, INC	Section 1.1

Loan and Security Agreement

Permitted Liens @ November 30, 2004

Status	Lessor	File #

Active	Name

	Hewlett Packard	22269086

	Hewlett Packard	22472136

	Dell Financial Services	41018912

	Dell Financial Services	41089724

	Dell Financial Services	0103160366

Inactive/Terminated	Name

	Irwin Union Bank and Trust Company	11629828

	Irwin Union Bank and Trust Company	11629471

	Irwin Union Bank and Trust Company	30445919

	Cupertino National Bank & Trust	21452105

	Cupertino National Bank & Trust	41611526

	Inter-Tel Leasing, Inc.	0028860331

	Ameritech Credit Corporation	0029160189

	CIT Venture Leasing Fund LLC	9934260541

	CIT Venture Leasing Fund LLC	9934460042

Pending	Name

	VA Resources

Section 4.1

VERSATA, INC

Loan and Security Agreement

Collateral Excluded from Security Interest @ November 30, 2004

Lessor	Amount
Dell Financial	$19,804
Dell Financial	50,657
VAResources	80,478
Dell Financial	10,348

TOTALS	$161,288

Section 5.5

VERSATA, INC

Loan and Security Agreement

Intellectual Property @ November 30, 2004

All third party intellectual property

Section 5.6

VERSATA, INC

Loan and Security Agreement

Business Names @ November 30, 2004

Vision Software Tools, Inc.

All subsidiary company names

Section 5.6

VERSATA, INC

Loan and Security Agreement

Equipment Locations @ November 30, 2004

US

555 Twin Dolphin Drive, #570

Redwood City, CA 94065

Canada

1597 Bedford Highway

Halifax, NS B4A 3Y4

Canada

UK

Parkshot House

5 Kew Road

Richmond

Surrey TW9 2PR

Germany

Flughafenstr.52

D-22335 Hamburg

Deutschland

Australia

8/28 Eliot Ave

Carnegie, VIC 3161

Various minor field offices in North America and Europe

Section 5.7

VERSATA, INC

Loan and Security Agreement

Litigation @ November 30, 2004

Claims made by former French subsidiary employees under French labor law regarding severance.

Section 5.15

VERSATA, INC

Loan and Security Agreement

Excluded Investment Accounts @ November 30, 2004

Thomas Weisel Partners	US
Irwin Union Bank & Trust	US

Barclay’s Bank	UK

Australia National Bank	Australia

Commerzbank	Germany

Societe Generale	France